SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report:  December 11, 1996

                            Foamex International Inc.
                           Foamex-JPS Automotive L.P.
                         Foamex-JPS Capital Corporation
             (Exact Name of Registrant as specified in its Charter)

     Delaware                          0-22624                     05-0473908
     Delaware                         33-82028                     13-3770906
     Delaware                         33-82028-01                  13-3770901
(State or other jurisdiction    (Commission File No.)          (I.R.S. Employer
of corporation)                                              Identification No.)

1000 Columbia Avenue
Linwood, PA                                                     19061
(Address of Principal                                         (Zip Code)
Executive Offices)

               Registrant's telephone number, including area code:
                                 (610) 859-3000

                                       n/a
          (Former name or former address, if changed since last report)

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Item 2.   Acquisition or Disposition of Assets

          On August 28, 1996, JPSGP Inc. ("JPSGP"), Foamex-JPS Automotive L.P. ("FJPS") and Collins & Aikman Products Co. ("Collins & Aikman") entered into an Equity Purchase Agreement, as amended, (the "Agreement") pursuant to which Collins & Aikman would acquire all of the outstanding partnership interest in JPS Automotive L.P. ("JPS Automotive") from JPSGP and FJPS. JPSGP and FJPS are both wholly-owned subsidiaries of Foamex International Inc. (the "Company"), which guaranteed the obligations of these subsidiaries under the Agreement.

          On December 11, 1996 (the "Closing Date"), JPS Automotive was sold to Collins & Aikman for a purchase price, of $220.1 million which includes approximately $194.4 million of estimated net indebtedness of JPS Automotive (the "Purchase Price"). The Purchase Price is subject to post-closing adjustments. The assets of JPS Automotive L.P. on the Closing Date consisted primarily of property, plant, and equipment, inventory, and accounts receivable. In accordance with the Agreement, on the Closing Date, Collins & Aikman paid the Company $25.7 million in cash purchase price, subject to post-closing adjustments. The Agreement provides that the Purchase Price is subject to adjustment for changes in the net assets, as defined, of JPS Automotive and for certain operational results of JPS Automotive. The net asset adjustment to the Purchase Price will be determined after completion of a closing balance sheet of JPS Automotive as of the Closing Date, and pursuant to the Agreement, any unresolved dispute concerning the net asset adjustment to the Purchase Price will be subject to binding arbitration.

          Upon the closing of the sale, the Company and Collins & Aikman entered into agreements that include products utilizing the Company's proprietary SMT(TM) technology for automotive carpet systems.

          JPS Automotive, which reported 1995 revenues of approximately $312.1 million, is a supplier of automotive carpet, trim and textiles in North America. JPS Automotive is headquartered in Greenville, South Carolina and has six manufacturing, distribution and sales facilities in South Carolina, North Carolina, and Michigan, as well as a joint venture in Mexico.

Item 7.   Financial Statements and Exhibits.

          (a)    Financial Statements of Business Acquired:

                 None

          (b)    Pro Forma Financial Information:

                 Pro forma financial information will be filed by an amendment to this Form 8-K.

          (c)    Exhibits

                 2.1 Equity Purchase Agreement, dated as of August 28, 1996, by and among JPSGP Inc., Foamex-JPS Automotive L.P., and Collins & Aikman Products Co.*

                 2.2 Amendment No. 1 to Equity Purchase Agreement, by and among JPSGP Inc., Foamex-JPS Automotive L.P., Foamex International Inc. and Collins & Aikman Products Co., dated as of December 11, 1996.**

              *         Filed on Form 8-K of the Company dated August 28, 1996.
              **        Filed herewith.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           FOAMEX INTERNATIONAL INC.

Date:  December 23, 1996                   By: /s/ Kenneth R. Fuette
                                           Name:   Kenneth R. Fuette
                                           Title:  Chief Financial Officer and
                                                   Chief Accounting Officer


                                           FOAMEX-JPS AUTOMOTIVE L.P.

                                           By:  FJGP Inc., General Partner

Date:  December 23, 1996                   By: /s/ Kenneth R. Fuette
                                           Name:   Kenneth R. Fuette
                                           Title:  Chief Financial Officer and
                                                   Chief Accounting Officer


                                           FOAMEX-JPS AUTOMOTIVE
                                           CAPITAL CORPORATION

Date:  December 23, 1996                   By: /s/ Kenneth R. Fuette
                                           Name:   Kenneth R. Fuette
                                           Title:  Chief Financial Officer and
                                                   Chief Accounting Officer

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                                  EXHIBIT INDEX


Exhibit                                                               Page

2.1 Equity Purchase Agreement, dated as of August 28, 1996, by and among JPSGP Inc., Foamex-JPS Automotive L.P., and
     Collins & Aikman Products Co.

2.2  Amendment No. 1 to Equity Purchase  Agreement,  by and among
     JPSGP Inc., Foamex-JPS Automotive L.P., Foamex International
     Inc. and Collins & Aikman Products Co., dated as of December
     11, 1996.